United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2004

IMS HEALTH INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-14049	06-1506026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1499 Post Road, Fairfield, Connecticut  06824

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 319-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05                                       Costs Associated with Exit or Disposal Activities

As a result of leveraging prior investments in technology and process improvements, IMS management completed a resource assessment and on December 30, 2004 committed the Company to a plan to eliminate selected positions involved primarily in production and development (the “Plan”).  This Plan will result in the Company recording a restructuring charge during the fourth quarter of 2004 relating to one-time termination benefits for employees located primarily in Europe and the U.S.

The Company has undertaken the Plan to accelerate the Company’s previously-stated objectives to:

a)                                      Improve the speed of offerings design, development and delivery by increasing standardization on market-leading technologies, tools and platforms;

b)                                     Increase production efficiency and offerings quality by consolidating selected operations into centers of expertise focused on core competencies; and

c)                                      Accelerate the addition of customer-facing resources predominately in consulting and services.

The Company currently estimates that the total pre-tax charge under the Plan will be in the range of $34 - $36 million, consisting primarily of one-time employee termination benefits.  The Company intends that cost savings resulting from this Plan will be reinvested into previously-stated strategic growth areas.

The cash portion of the charge will approximate the total actual charge expected to be incurred and will be funded by a portion of the proceeds from the sale of the Company’s equity investment in The TriZetto Group, Inc., which was completed on December 21, 2004 (as reported on Form 8-K on December 22, 2004).  The estimated termination benefits under the Plan were calculated pursuant to the terms of established employee protection plans or individual employee contracts, or in accordance with local statutory minimum requirements as applicable.

The Company expects that all termination actions under the Plan will be completed by the end of 2005.

In October 2004, the Company announced earnings guidance related to the Company’s business in the fourth quarter and full year 2004.  Both the estimated $40 million pre-tax gain on the sale of the Company’s equity investment in The TriZetto Group, Inc. and the $34 - $36 million pre-tax restructuring charge under the Plan were not reflected in that guidance.

This current report on Form 8-K may contain forward-looking statements.  Actual events or results may differ materially from those statements.  For information about factors that could cause such differences, please refer to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2004, including the information set forth under the caption “Forward-Looking Statements.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS HEALTH INCORPORATED

Date: January 5, 2005	By:	/s/ Robert H. Steinfeld
Robert H. Steinfeld
Senior Vice President, General Counsel and Corporate Secretary